Exhibit 99.1

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Male, Stuart Smith, Bill Caragol

Male:

You’re wired in.  Smallcapvoice.com. The following is a presentation of Smallcapvoice.com, today’s leader in investor relations, capital formation, and retail support.  Now with your online business briefing, Smallcapvoice.com’s Stuart T. Smith.

Stuart Smith:

Hey, everybody.  Thanks so much for joining us here today at Smallcapvoice.com.  And as you just heard, I’m your host, Stuart Smith.  And we’re welcoming back to the show once again one of our most exciting companies here of the year 2012, PositiveID Corporation.  The company is traded under the ticker symbol PSID.  And we’re welcoming back to the show the Chairman and CEO of the company, Bill Caragol.  Bill, how are you doing today?

Bill Caragol:

I’m doing very well.  Thank you, Stuart.

Stuart Smith:

Well, thank you for taking time once again to stop by and speak with us here at Smallcapvoice.com.  First and foremost, Bill, congratulations on your recent announcement regarding your license and teaming agreements with Boeing.  We have done a few other interviews, as I just mentioned, and you’ve educated us on your M-BAND system and talked about the importance of BioWatch to your business.  For those who may be new to this story though, if you would, can you give us a brief explanation of BioWatch, including the expected timetable for the procurement and the size of the opportunity?  Go ahead, Bill.

Bill Caragol:

Oh, absolutely.  And thank you again, Stuart.  I appreciate your kind words, and we were very proud about our announcement of last week.  Your question on BioWatch, specifically what we’re talking about is what’s called BioWatch Generation 3.  This is a program that is being procured by Department of Homeland Security.  In their draft RFP, it’s been estimated to be a $3 billion procurement to roll out the BioWatch Generation 3 system over the course of five or six years.  What that BioWatch Generation 3’s procurement involves is the rollout and integration between 2,500 or more biodetection units that are fully automated, what we’ve come to call labs in a box to replace the current system of manual filters and testing units that are deployed throughout the country to detect biothreats and weapons of mass destruction using biological agents.  This system, when implemented, will take the current detection and notice time from the 36 hour plus mark down to between 4 to 6 hours from detection to alert to notice, which is fundamentally important in improving potential outcomes and the ability to react to such a threat.

Stuart Smith:

Well, thank you for that, Bill.  Can you also give us a bit on the timing for this procurement?

Bill Caragol:

Sure, Stuart.  The Department of Homeland Security, through their public announcement system, has put out an alert that the draft request for proposal is expected out by the end of this quarter.  Now, as we know and look at the calendar, the end of this quarter is coming up any day now.  So the expectation is that is going to slip into the January timeframe.  But looking at what that means and how that rolls forward to a final request for proposal, bids, and then ultimately awards, based on the schedule that’s been put out by the Department of Homeland Security, it’s expected that the first stage of BioWatch Generation 3 current phase will be procured during calendar year 2013.  With that first stage being initial pilots as well as testing of the units by either one or multiple award winners.  So in kind of boiling that down from a government speak of a request for proposal process, the current schedule shows that the first stage will be awarded during calendar year 2013.

Stuart Smith:

Excellent.  That is very helpful for us and the listeners.  Bill, now that we have some context, can you please explain this announcement with Boeing and why it’s such a milestone for your company?

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Male, Stuart Smith, Bill Caragol

Bill Caragol:

Well, Stuart, the importance of our announcement really gets to the heart of our ability to take this important technology and this important product, what we’ve developed as a company over the course of the past seven to eight years, and be able to bring it to fruition, to success in a large opportunity like BioWatch Generation 3.  As a smaller technology and development company, it was important for us to be able to team with a real world-class, Fortune 50 company like Boeing, who has experience in government markets in Department of Defense as well as Department of Homeland Security, to be able to do the type of large implementation and project management necessary to take the technology and the product that we’ve developed and be able to implement it successfully for our customer, the Department of Homeland Security.

Stuart Smith:

Bill, as I read your press release, I noted that Boeing is the exclusive manufacturer of the M-BAND units and PositiveID is the exclusive providers of reagents and assays.  Can you provide an explanation of what this means to PositiveID?

Bill Caragol:

Absolutely, Stuart, and that’s a great question because I think that there’s been a lot of confusion that arose from trying to boil down such large agreements into a short and cohesive press release.  What this agreement does for Boeing and for us is it gives Boeing an exclusive license to North America, with a couple of exceptions, but specifically for the BioWatch Generation 3 to manufacture, or ultimately license to be manufactured when we bring a third partner into this group, the M-BAND units.  Those are the units that if you look at the pictures we have on our website are the size of an industrial refrigerator, and that’s the lab in a box.  They will be manufacturing and selling those to the government, and they have the exclusive right to do so for BioWatch Generation 3.  What goes inside of that lab in the box, the reagents and assays, need to be replenished once a month.

So think of it as the razor blade to the M-BAND being the razor model.  We have and will retain exclusive rights to be the provider of the reagents and assays on a monthly basis for all M-BAND units that Boeing manufactures for BioWatch Gen 3 or otherwise in the North American markets.  And that reagent and assay business is important to us because when you think about the razor and razor blade model and 2,500 units being implemented in the BioWatch Generation 3 contract, on an annual basis that market opportunity for just this contract is estimated to be between $90 to $120 million of annual revenue at 15 to 20 percent margins.  So our ability to capture a substantial portion of that market has a significant long-term impact through recurring revenue and profit streams that will remain the part of PositiveID, focused on our core competency, which is the reagents and the assays, with the economics related to the razor going to our partner Boeing as a part of the arrangement.

Stuart Smith:

Well, very good.  You mentioned also that PositiveID has retained the right to sell M-BAND systems, reagents, and assays internationally.  Is there an international market for this technology?

Bill Caragol:

Yes, Stuart, there is.  We’ve actually taken some in-bound inquiries both from Europe as well as from the Middle East, of allies of the US, inquiring about the ability to use the systems and to implement the systems for the very same homeland protection purposes that the US is looking to do.  So what I would expect is as the BioWatch Gen 3 program rolls out and as it’s viewed a success, we’re going to see some of the logical buyers, again think of our groups of allies, who are going to look to implement these systems.  So that’s an important market to think about, and it’s a market that we highlighted because it isn’t part of this license and teaming agreement.  And further, we also – in talking about carve outs from this license and teaming agreement, we had previously announced our teaming agreement related to DTRA, Defense Threat Reduction Agency, contract opportunity with SAIC.  And that remains an opportunity that we can continue to pursue with SAIC as our partner.  That is a carve-out from this agreement.  So those are two markets that are important for us as we move forward related to the M-BAND product and opportunities.

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Male, Stuart Smith, Bill Caragol

Stuart Smith:

Well, Bill, is there anything else shareholders should know at this time?

Bill Caragol:

No, Stuart, I think you really hit on our very important, recently announced accomplishment, and I appreciate you drawing focus on those.  I think as we, as a company, look forward to 2013, I think this agreement, this teaming has put us in an outstanding position to be able to execute on our business plan and to be able to, with our very tight focus, be able to bring success in 2013.  I appreciate you taking the time to do this interview, and I wish you a very happy New Year.

Stuart Smith:

Very well.  Well, thank you so much for your time, Bill.  And listeners, I should have noted earlier, we are discussing the press release that came out December 20th, 2012.  Use that ticker symbol PSID.  “Positive ID Corporation Enters into License Agreement and Teaming Agreement with the Boeing Company.”  If you’d like to learn more about the company, please of course visit us here at Smallcapvoice.com.

We’ve got all their news, real time quotes, filings with the SEC.  You can also reach out to the company directly via Allison Tomek at 561-805-8000.  Well, as I said, Bill, it was an exciting year for PositiveID, and you ended it with quite a strong finish here with this news.  We look forward to great things from you and your company in 2013, and we’ll be right here to collect that information straight from Bill at Smallcapvoice.com.  Thanks, Bill.

Bill Caragol:

Stuart, thank you so much.

Stuart Smith:

For Bill Caragol, this is Stuart Smith saying thanks so much for listening.

Male:

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